Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Randy Zane	Derek Irwin
	Director, Corporate Communications	Chief Financial Officer
	Ziff Davis Holdings Inc.	Ziff Davis Holdings Inc.
	(212) 503-3535	(212) 503-3460
	randy_zane@ziffdavis.com	derek_irwin@ziffdavis.com

Ziff Davis Reports Second Quarter 2004 Results

Company Posts Revenue of $51.3 Million and EBITDA of $9.5 Million

NEW YORK, July 23, 2004 – Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported operating results for its second quarter ended June 30, 2004. The Company’s consolidated revenues totaled $51.3 million, representing a 9% increase compared to revenues of $47.1 million for the second quarter ended June 30, 2003.

The Company reported consolidated earnings before interest expense, provision for income taxes, depreciation, amortization and non-recurring and certain non-cash charges including non-cash compensation (“EBITDA”)(2) of $9.5 million for the quarter ended June 30, 2004. This represented a 6% increase compared to consolidated EBITDA of $9.0 million for the prior year period and the increase occurred despite an investment of $3.3 million to fund new start-ups and developing businesses during the second quarter of 2004.

Condensed Consolidated Statements of Operations for the quarters and six months ended June 30, 2004 and 2003 and Condensed Consolidated Balance Sheets at June 30, 2004 and December 31, 2003 are set forth at the end of this release.

“Second quarter results once again are indicative of our diversified business and Ziff Davis’ focus on driving marketing solutions with new and existing customers. The Company’s quarterly sales growth is largely the result of several of its new product and service initiatives,” said Robert F. Callahan, Chairman and CEO, Ziff Davis Media Inc. “This continued innovation combined with the improved performance of our enterprise technology

Ziff Davis Holdings Earnings Release

publications and the strong momentum for our online brands and custom conference events point to steady growth for the second half of 2004.”

Financial Summary for the Quarter Ended June 30, 2004

	ESTABLISHED		DEVELOPING
	BUSINESSES SEGMENT		BUSINESSES SEGMENT
	(Restricted Subsidiaries)		(Unrestricted Subsidiaries)		TOTAL COMPANY
$ millions	2004	2003	2004	2003	2004	2003
Revenue	$38.3	$39.2	$13.0	$7.9	$51.3	$47.1
EBITDA(2)	10.2	10.1	(0.7)	(1.1)	9.5	9.0

Established Businesses Segment (Ziff Davis Publishing Inc.)

The Established Businesses segment is principally comprised of seven of the Company’s publications.

Revenue for the Established Businesses segment for the second quarter ended June 30, 2004 was $38.3 million, down $0.9 million or 2% compared to the $39.2 million reported in the same period last year. The decrease was primarily due to the continued softness in the videogame and consumer technology magazine advertising markets which resulted in advertising page declines in a number of our publications. In addition, single copy circulation revenues in these two areas also continued to decline as consumer traffic and retail spending at mainline newsstands remained sluggish. However, these decreases were substantially offset by a 14% increase in revenue in the enterprise technology area due to an increase in the number of advertising pages for this category. Lastly, the Company continues to experience further shifting of some marketing budgets towards additional advertising on its publication-affiliated websites, and those advertising dollars are captured in the Developing Businesses segment.

Cost of production for the Established Businesses segment for the second quarter ended June 30, 2004 was $13.0 million, down $0.7 million or 5% compared to $13.7 million in the prior year period. The decrease primarily related to manufacturing, paper and distribution cost savings achieved through the implementation of a number of new production and distribution initiatives across all of the Company’s publications, the impact of more favorable third-party supplier contracts and certain revenue-variable cost savings.

Ziff Davis Holdings Earnings Release

Selling, general and administrative (SG&A) expenses for the Established Businesses segment were $15.1 million for the second quarter ended June 30, 2004, down $0.3 million or 2% from $15.4 million in the same period last year. This decline was primarily due to the Company’s continued cost management efforts and certain overhead efficiencies gained as a result of those efforts.

Developing Businesses Segment (Ziff Davis Development Inc. and Ziff Davis Internet Inc.)

The Developing Businesses segment is comprised of several emerging businesses in the magazine, Internet and event areas.

The three magazines in this segment are Baseline and CIO Insight, which were launched in 2001, and Sync, the Company’s new consumer lifestyle magazine focused on digital technology, which debuted in June 2004. The Internet sites in this segment are primarily those affiliated with the Company’s magazine brands but also include 1UP.com, the online destination for gaming enthusiasts, which was launched in October 2003, and ExtremeTech.com. This segment also includes the Company’s Event Marketing Group and its two branded events: Business 4Site and DigitalLife.

Revenue for the Developing Businesses segment for the second quarter ended June 30, 2004 was $13.0 million, compared to $7.9 million in the same period last year, reflecting a $5.1 million or 65% improvement. The increase is primarily related to higher advertising revenue for the Company’s Internet operations and CIO Insight; substantially increased event revenues for Baseline and CIO Insight; and new business revenues for Sync, 1UP.com and Business 4Site which were all started-up subsequent to the second quarter of 2003.

The Internet Group’s revenues increased by $2.8 million or 69% for the second quarter of 2004 versus the prior year period due to its continued strong growth in consumer traffic, page views and new advertisers and its launch of several new products and channels during the quarter. The Internet Group also continued its strong growth in profitability during the second quarter of 2004, increasing its EBITDA more than ten-fold versus the same period last year.

Ziff Davis Holdings Earnings Release

Cost of production for the Developing Businesses segment was $1.4 million for the second quarter ended June 30, 2004, reflecting an increase of $0.7 million or 100% from $0.7 million in the same prior year period. The increase reflects the costs associated with the premier issue of Sync and the inaugural Business 4Site event.

Selling, general and administrative (SG&A) expenses for the Developing Businesses segment were $12.3 million for the second quarter ended June 30, 2004, reflecting an increase of $4.0 million or 48% from $8.3 million in the same prior year period. The increase was primarily due to incremental costs associated with the Company’s new business initiatives: Sync magazine, 1UP.com and the Event Marketing Group, but also included increased Internet promotion, content and sales costs and higher Baseline and CIO Insight event costs due to higher sales volume in these areas.

Cash Position and Payment of Senior Debt

As of June 30, 2004, the Company had $35.7 million of cash and cash equivalents and its accounts receivable Days Sales Outstanding (DSO) were 42 DSO, once again indicating the Company’s solid cash management and receivable collection efforts.

The June 30, 2004 cash balance reflects an $11.6 million net use of cash for the first six months of 2004 versus the $47.3 million balance at December 31, 2003. This decrease is primarily related to a principal payment the Company made on April 14, 2004 in accordance with its Senior Credit Facility agreement. This payment, representing 75.0% of “excess cash flow” for the year ended December 31, 2003, as defined under the Senior Credit Facility, amounted to $6.4 million. In addition, in connection with several new favorable vendor agreements the Company has entered into during 2004, it moved-up the timing of approximately $6.8 million of normal operating payments to these parties in the second quarter of 2004. The Company expects to realize approximately $1.5 million of annual cost of production savings in 2004 resulting from the total economic benefits of these new agreements.

Lastly, the Company anticipates that its cash balance (excluding the impact of any acquisitions) will be in the range of $38.0 to $40.0 million at December 31, 2004. This projection includes the pay-down of an additional $8.6 million of scheduled principal on its

Ziff Davis Holdings Earnings Release

Senior Credit Facility in the third and fourth quarters of 2004. As a result, the Company’s cumulative principal payments on its senior debt for the full year 2004 will be $15.0 million and the balance outstanding on its Senior Credit Facility will be reduced to $174.2 million at December 31, 2004.

Amendment to Senior Credit Facility

At the end of the second quarter, the Company completed an amendment to its Senior Credit Facility. The amendment, entered into as of July 1, 2004 and which received a 100% vote of the senior lenders, eliminates the distinction between the Restricted and Unrestricted Subsidiaries and prospectively allows the Company to be viewed in its entirety for purposes of financial covenant compliance. As a result, the Company’s operating performance and financial covenant calculations will prospectively be based on total Company results instead of results for the Restricted Subsidiaries only, and the financial covenant targets have been reset to appropriately reflect this change. The amendment also provides the Company with the ability to make a greater amount of certain strategic investments and acquisitions.

Grant of Employee Stock Options

During the second quarter of 2004, the Company issued 6,975,000 options to purchase its common stock, 10,652 options to purchase its Series D Preferred Stock, 13,089 options to purchase its Series B Preferred Stock and 43,544 options to purchase its Series A Preferred Stock pursuant to the Company’s Amended and Restated 2002 Employee Stock Option Plan. The Company estimates the fair value of these options to be approximately $1.7 million. These options vest over a three to five year period and a portion were substantially vested at the time of grant. Accordingly, the Company recorded stock option expense of $1.4 million in the second quarter of 2004 to arrive at operating income and net income in accordance with Generally Accepted Accounting Principles (“GAAP”). However, this expense is excluded from the definition of EBITDA under the Company’s Senior Credit Facility and has been excluded from the Company’s calculation and discussion of EBITDA in this press release. Reconciliations between EBITDA and the GAAP financial measure of Income (loss) from operations are included in tables provided in this release.

Ziff Davis Holdings Earnings Release

Second Quarter Highlights and Milestones

Consumer Tech Group

•	Ranked #1 with a 61% market share

•	Sync magazine debuted with 47 ad pages including consumer electronics, liquor and packaged goods companies

•	Announced the launch of the ExtremeTech magazine series, the first of which will debut on newsstands this fall

•	Launched the digital home contest with Intel

•	PCMag.com’s unique visitor traffic increased 35% versus year ago

Game Group

•	Ranked #1 with a 42% market share

•	Launched version 2.0 of 1UP.com becoming the first videogame media site to significantly embrace online social networking

•	Produced the first DVD for Electronic Gaming Monthly featuring game demos, outtakes and movie trailers

•	Partnered with Electronics Boutique and VGames to produce a 30-city mall tour that features the first-ever competition for computer and video gamers

Enterprise Group

•	Increased Enterprise Group market share to 19% versus 18% year ago

•	eWEEK

—	Increased market share to 22% versus 21% year ago

—	Added new demographic editions for networking and systems

•	Baseline

—	Launched the Baseline Business Information Services tools subscription program

—	Held the second annual Baseline Technology ROI Summit with several new sponsors including Plumtree and Teradata

•	CIO Insight

—	Achieved its first quarter of profitability and published its largest issue (118 pages)

—	Increased market share to 32% versus 24% year ago

—	Announced its third annual Partners in Alignment Awards

•	Custom Conference Group

—	Produced 78 custom and branded events and more than doubled revenue versus year ago

—	Launched several new branded events including the eWEEK Security and Business Continuity Summits

—	Announced the launch of the CIO Insight Sarbanes-Oxley event

Internet Group

•	Increased unique visitors by 29% and revenue by 69% versus prior year

•	Doubled the number of eSeminars™ events versus year ago

•	Commerce/business development revenue increased five-fold versus prior year

Ziff Davis Holdings Earnings Release

Event Marketing Group

•	Launched the inaugural Business 4Site event in Los Angeles with IBM, Microsoft, Bearing Point, Toshiba and 37 others as sponsors and/or exhibitors

•	Signed a number of major companies as DigitalLife exhibitors and sponsors including Best Buy as the official retail partner, Xbox as the official gaming sponsor and MSN as the official music download partner

•	Partnered with GameOn NY for DigitalLife to create an extensive videogame pavilion at the upcoming October event

Other

•	Increased licensing, rights and permissions revenue 17% versus year ago

•	Increased list rental revenue 13% versus prior year

Business Outlook

Reflecting the seasonal impact of summer months in reducing certain volumes of advertising sales, plus the impact of continued investment in funding start-up losses for the Company’s new developing business initiatives, the Company anticipates that consolidated EBITDA for the third quarter of 2004 for Ziff Davis Holdings Inc. will be in the range of $5.5 million to $7.5 million, compared to $6.6 million of consolidated EBITDA for the third quarter ended September 30, 2003. The Company estimates that its investments in the three new developing business initiatives that were started in late 2003 will be in the range of $2.0 million to $3.0 million for the third quarter of 2004.

Investor Conference Call

The conference call is scheduled for 2:00 p.m. EDT on Friday, July 23, 2004. Individuals wishing to participate can join the conference call by dialing 1-888-395-1810 for domestic calls and 1-312-470-0009 for international calls at 1:50 p.m. EDT and giving the operator the following information: Company — Ziff Davis Media; Pass Code — Holdings.

For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 5:00 p.m. EDT on July 23, 2004 to 4:00 p.m. EDT on July 29, 2004. Persons interested in listening to the recorded call should dial 1-866-448-4808 for domestic calls and 1-203-369-1181 for international calls. Any material financial or statistical information discussed on the conference call that is not otherwise included in this

Ziff Davis Holdings Earnings Release

press release will be made available on our website, www.ziffdavis.com, under the heading
Investor Relations.

About Ziff Davis Holdings Inc.

Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media is a leading integrated media company focusing on the technology, videogame and consumer lifestyle markets. The Company is an information services provider of technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. In the United States, the Company publishes 10 market-leading magazines including PC Magazine, Sync, eWEEK, CIO Insight, Baseline, Electronic Gaming Monthly, Computer Gaming World, Official U.S. PlayStation Magazine, Xbox Nation and GMR. The Company exports the power of its brands internationally, with publications in 44 countries and 20 languages. Ziff Davis leverages its content on the Internet with eight highly-targeted technology and gaming sites including PCMag.com, eWEEK.com, ExtremeTech.com and 1UP.com. The Company also produces highly-targeted b-to-b and consumer technology events including Business 4Site and DigitalLife. With its main headquarters and PC Magazine Labs based in New York, Ziff Davis Media also has offices and lab facilities in the San Francisco and Boston markets. Additional information is available at www.ziffdavis.com.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release including anticipated future operating results, cash balances and cost savings constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in our Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation, however, to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three Months Ended June 30, 2004
	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated
Revenue, net	$38,336	$12,992	$51,328
Operating expenses:
Cost of production	13,012	1,411	14,423
Selling, general and administrative expenses	15,108	12,281	27,389
Depreciation and amortization of property and equipment	1,624	368	1,992
Amortization of intangible assets	3,807	—	3,807
Non-cash compensation	1,367	—	1,367

Total operating expenses	34,918	14,060	48,978

Income (loss) from operations	3,418	(1,068)	2,350
Interest expense, net (1)	(22,668)	—	(22,668)

Loss before income taxes	(19,250)	(1,068)	(20,318)
Income tax provision (benefit)	78	(2)	76

Net loss	$(19,328)	$(1,066)	$(20,394)

EBITDA (2)	$10,216	$(700)	$9,516

	Three Months Ended June 30, 2003
	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated
Revenue, net	$39,205	$7,911	$47,116
Operating expenses:
Cost of production	13,673	658	14,331
Selling, general and administrative expenses	15,433	8,333	23,766
Depreciation and amortization of property and equipment	2,424	1,275	3,699
Amortization of intangible assets	4,211	—	4,211
Restructuring charges, net	(1,501)	—	(1,501)

Total operating expenses	34,240	10,266	44,506

Income (loss) from operations	4,965	(2,355)	2,610
Interest expense, net (1)	(4,846)	—	(4,846)

Income (loss) before income taxes	119	(2,355)	(2,236)
Income tax provision	106	—	106

Net income (loss)	$13	$(2,355)	$(2,342)

EBITDA (2)	$10,099	$(1,080)	$9,019

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Six Months Ended June 30, 2004
	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated
Revenue, net	$70,993	$22,303	$93,296
Operating expenses:
Cost of production	25,310	2,046	27,356
Selling, general and administrative expenses	30,412	23,003	53,415
Depreciation and amortization of property and equipment	3,200	585	3,785
Amortization of intangible assets	7,613	—	7,613
Non-cash compensation	1,367	—	1,367

Total operating expenses	67,902	25,634	93,536

Income (loss) from operations	3,091	(3,331)	(240)
Interest expense, net (1)	(44,695)	—	(44,695)

Loss before income taxes	(41,604)	(3,331)	(44,935)
Income tax provision (benefit)	166	(1)	165

Net loss	$(41,770)	$(3,330)	$(45,100)

EBITDA (2)	$15,271	$(2,746)	$12,525

	Six Months Ended June 30, 2003
	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated
Revenue, net	$75,333	$13,874	$89,207
Operating expenses:
Cost of production	28,215	1,322	29,537
Selling, general and administrative expenses	32,340	16,728	49,068
Depreciation and amortization of property and equipment	4,779	1,821	6,600
Amortization of intangible assets	8,423	—	8,423
Restructuring charges, net	(1,501)	—	(1,501)

Total operating expenses	72,256	19,871	92,127

Income (loss) from operations	3,077	(5,997)	(2,920)
Gain on sale of assets	—	65	65
Interest expense, net (1)	(9,857)	—	(9,857)

Loss before income taxes	(6,780)	(5,932)	(12,712)
Income tax provision	356	—	356

Net loss	$(7,136)	$(5,932)	$(13,068)

EBITDA (2)	$14,778	$(4,176)	$10,602

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$35,670	$47,308
Accounts receivable, net	34,095	32,836
Other current assets, net	7,687	7,331

Total current assets	77,452	87,475
Property and equipment, net	14,680	15,206
Intangible assets, net	251,070	258,683
Other non-current assets, net	15,392	15,544

Total assets	$358,594	$376,908

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$16,721	$13,938
Accrued expenses and other current liabilities	23,173	31,706
Current portion of long-term debt	22,897	15,766
Unexpired subscriptions and deferred revenue, net	25,944	25,170

Total current liabilities	88,735	86,580
Long-term debt	286,725	293,265
Accrued interest — compounding notes	83,261	89,532
Accrued expenses — long-term	13,479	14,027
Redeemable preferred stock	775,691	739,602
Other non-current liabilities	19,154	17,253

Total liabilities	1,267,045	1,240,259
Stockholders’ deficit:
Common stock	17,332	17,343
Stock subscription loans	(3)	(14)
Additional paid-in capital	8,468	8,468
Accumulated deficit	(934,248)	(889,148)

Total stockholders’ deficit	(908,451)	(863,351)

Total liabilities and stockholders’ deficit	$358,594	$376,908

ZIFF DAVIS HOLDINGS INC.
EBITDA Reconciliations
(in thousands)
(unaudited)

	Three Months Ended June 30, 2004
	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated
EBITDA (2)	$10,216	$(700)	$9,516
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	1,624	368	1,992
Amortization of intangible assets	3,807	—	3,807
Non-cash compensation	1,367	—	1,367

Income (loss) from operations	$3,418	$(1,068)	$2,350

	Three Months Ended June 30, 2003
	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated
EBITDA (2)	$10,099	$(1,080)	$9,019
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	2,424	1,275	3,699
Amortization of intangible assets	4,211	—	4,211
Restructuring charges, net	(1,501)	—	(1,501)

Income (loss) from operations	$4,965	$(2,355)	$2,610

ZIFF DAVIS HOLDINGS INC.
Revenue and EBITDA Reconciliations
(in thousands)
(unaudited)

	Six Months Ended June 30, 2004
	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated
EBITDA (2)	$15,271	$(2,746)	$12,525
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	3,200	585	3,785
Amortization of intangible assets	7,613	—	7,613
Non-cash compensation	1,367	—	1,367

Income (loss) from operations	$3,091	$(3,331)	$(240)

	Six Months Ended June 30, 2003
	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated
EBITDA (2)	$14,778	$(4,176)	$10,602
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	4,779	1,821	6,600
Amortization of intangible assets	8,423	—	8,423
Restructuring charges, net	(1,501)	—	(1,501)

Income (loss) from operations	$3,077	$(5,997)	$(2,920)

Ziff Davis Holdings Inc.

Endnotes:

(1) Interest expense reflects accrual of dividends on preferred stock, pursuant to Statement of Financial Accounting Standards 150 adopted by the Company effective January 1, 2004. The results for 2003 did not reflect the dividend accrual as interest expense.

(2) EBITDA is defined as income before interest expense, provision for income taxes, depreciation expense, amortization expense and non-recurring and certain non-cash charges. Non-recurring and non-cash charges include the write-down of intangible assets, restructuring charges (cash and non-cash), gains and losses on the sale of non-core assets and non-cash compensation charges. These items are not included in EBITDA as management considers the charges to be items not indicative of the performance of its underlying businesses. EBITDA is also presented because it is commonly used by certain investors and analysts to analyze a company’s ability to service debt. Furthermore, EBITDA (subject to certain adjustments) is a component of our Senior Credit Facility financial covenant calculations. However, our method of computation may not be comparable to similarly titled measures of other companies. In addition, EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for net (loss)/income, operating (loss)/income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitablility or liquidity. The most directly comparable financial measure under GAAP to EBITDA is Income or Loss From Operations. Reconciliations between EBITDA and Income or Loss from Operations are included in tables provided in this release.

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